                                                                  Exhibit (e)(2)

                     AMENDMENT TO THE DISTRIBUTION AGREEMENT
                BETWEEN LSA VARIABLE SERIES TRUST AND ALFS, INC.
           (FORMERLY KNOWN AS ALLSTATE LIFE FINANCIAL SERVICES, INC.)

This Amendment to the Distribution Agreement is dated as of May 30, 2001, and amends the Distribution Agreement (the "Distribution Agreement") dated as of October 1, 1999, made by and between LSA Variable Series Trust, a Delaware business trust (the "Trust") and ALFS, Inc. (formerly known as Allstate Life Financial Services, Inc.), a registered broker-dealer under the Securities Exchange Act of 1934, as amended (the "Distributor").

WHEREAS, the Distributor acts as distributor to the Trust pursuant to the Distribution Agreement; and

WHEREAS, the Trust's Board of Trustees has approved adding six additional series to the Trust, to be designated the Aggressive Growth Fund, Diversified Mid-Cap Fund, Capital Appreciation Fund, Basic Value Fund, Mid Cap Value Fund and Blue Chip Fund (the "New Funds");

NOW, THEREFORE, Schedule 1 to the Distribution Agreement is hereby amended, effective as of May 30, 2001, to read as set forth in Exhibit A to this Amendment, the sole changes in such Schedule being the addition of the New Funds.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered in their names and on their behalf as of the day and year first above written.

LSA VARIABLE SERIES TRUST               ALFS, INC.

By: /s/ Douglas Wolff                   By: /s/ John R. Hunter
   ---------------------------             ---------------------------

Douglas Wolff                           John R. Hunter
------------------------------          ------------------------------
Name                                    Name

Vice President, Investments             President
------------------------------          ------------------------------
Title                                   Title

EXHIBIT A

              Schedule A, as revised on May 30, 2001

Pursuant to Section 4, the following are the Portfolios of LSA Variable Series Trust:

                        Focused Equity Fund
                         Growth Equity Fund
                      Disciplined Equity Fund
                         Value Equity Fund
                           Balanced Fund
                    Emerging Growth Equity Fund
                       Aggressive Growth Fund
                     Capital Appreciation Fund
                      Diversified Mid-Cap Fund
                         Mid Cap Value Fund
                          Basic Value Fund
                           Blue Chip Fund